Exhibit 99.1

CONTACT:

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

PREIT Reports Third Quarter 2010 Results

Philadelphia, PA, November 4, 2010 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the three and nine months ended September 30, 2010.

Funds From Operations (“FFO”), as adjusted to exclude gains or charges associated with the repayment of debt, was $23.2 million, or $0.41 per diluted share, for the three months ended September 30, 2010. FFO as so adjusted for the three months ended September 30, 2009 was $25.6 million, or $0.58 per diluted share. For the nine months ended September 30, 2010, FFO as adjusted was $70.7 million, or $1.35 per diluted share. FFO as adjusted for the nine months ended September 30, 2009 was $83.0 million, or $1.96 per diluted share. Key factors that led to these changes include increased interest expense and decreased Net Operating Income (“NOI”). The per diluted share amounts reflect the effect of the Company’s equity issuance in May 2010.

Without the adjustments referred to above, FFO for the three months ended September 30, 2010 was $21.8 million, or $0.38 per diluted share. FFO for the three months ended September 30, 2009 was $29.8 million, or $0.67 per diluted share. For the nine months ended September 30, 2010, FFO was $67.0 million, or $1.28 per diluted share. FFO for the nine months ended September 30, 2009 was $96.9 million, or $2.29 per diluted share. A reconciliation of FFO to FFO as adjusted is located at the end of this press release.

Same store NOI was $66.0 million, including $0.4 million in lease termination revenue, for the three months ended September 30, 2010, a decrease of 1.5% compared to $67.0 million, including $0.3 million in lease termination revenue, for the three months ended September 30, 2009. For the nine months ended September 30, 2010, same store NOI was $202.0 million, including $2.8 million in lease termination revenue, a decrease of 1.5% compared to $205.1 million, including $1.8 million in lease termination revenue, for the nine months ended September 30, 2009. Same store results represent retail properties that the Company owned for the full periods presented.

NOI was $68.5 million for the three months ended September 30, 2010, compared to $70.5 million for the three months ended September 30, 2009. NOI was $209.8 million for the nine months ended September 30, 2010, compared to $215.7 million for the nine months ended September 30, 2009. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Net loss attributable to PREIT was $3.6 million, or $0.07 per diluted share, for the three months ended September 30, 2010 compared to a net loss attributable to PREIT of $9.6 million, or $0.23 per diluted share, for the three months ended September 30, 2009. Net loss attributable to PREIT was $43.9 million, or $0.90 per diluted share, for the nine months ended September 30, 2010 compared to a net loss attributable to PREIT of $24.6 million, or $0.63 per diluted share, for the nine months ended September 30, 2009.

“Operating results for the quarter were in line with our expectations. Tenants have been reporting increases in sales and we have increased our overall portfolio occupancy level over the past year,” said Ronald Rubin, Chairman and Chief Executive Officer. “We completed the sale of five power centers and used the proceeds to reduce our debt balances, improve our liquidity, and lower our leverage.”

Primary Factors Affecting Financial Results

Results for the three months ended September 30, 2010 included:

•	A $19.2 million non-FFO gain on sale of discontinued operations from the sale of five wholly owned power centers in September 2010; and
•

Increased weighted average shares, as a result of the sale of 10.35 million common shares in May 2010, and the issuance of 1.3 million shares in October of 2009 as part of a transaction to repurchase exchangeable notes; and

•

Increased interest expense including accelerated amortization of $1.4 million of deferred financing costs from the reduction of debt associated with the power center sale, and based on higher interest rates on our debt and placing redevelopment assets in service during the preceding 12 months; and

•

Increased interest and other income of approximately $2.0 million, primarily as a result of $1.7 million in earned tax credits related to our historic rehabilitation of 801 Market Street, which is adjacent and connected to The Gallery at Market East in Philadelphia, Pennsylvania; and

•	Higher depreciation and amortization resulting from development and redevelopment assets that were placed in service during the preceding 12 months.

Results for the nine months ended September 30, 2010 also included:

•

Additional accelerated amortization of $2.3 million of deferred financing costs resulting from the permanent reduction of the 2010 Term Loan from the net proceeds of the May 2010 equity offering, for an aggregate accelerated amortization of $3.7 million for the period.

Results for the three months ended September 30, 2009 included:

•	A $4.2 million gain on extinguishment of debt resulting from repurchasing $12.0 million in aggregate principal amount of exchangeable notes; and
•	A $3.4 million non-FFO gain on sale of discontinued operations.

Results for the nine months ended September 30, 2009 also included:

•	An additional $9.8 million gain on extinguishment of debt resulting from two transactions to repurchase exchangeable notes, for an aggregate gain of $14.0 million for the period; and
•	A $1.7 million gain on sale of real estate, of which $0.9 million is a non-FFO gain.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s retail portfolio, including properties owned by partnerships in which we own a 50% interest:

Twelve Months Ended:
	September 30, 2010	September 30, 2009
Sales per square foot (1)	$ 348	$ 335

(1)	Includes enclosed malls in the Company’s portfolio as of the respective dates. Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

	Occupancy as of:
	September 30, 2010	September 30, 2009
Retail portfolio weighted average: (1)
Total including anchors	90.2%	88.9%
Total excluding anchors	85.7%	84.0%
Enclosed malls weighted average: (2)
Total including anchors	89.5%	88.9%
Total excluding anchors	84.5%	83.8%
Strip/power centers weighted average: (1)	95.7%	89.1%

(1)	Occupancy for the period ended September 30, 2009 was adjusted to exclude the five power centers that were sold in September 2010.

(2)

Including all tenants occupying space under an agreement with an initial term of less than one year, total enclosed mall occupancy was 91.1% and occupancy excluding anchors was 87.5%. Corresponding amounts in the prior year period were 90.6% and 87.2%, respectively.

2010 Outlook

The Company is adjusting its estimates for net loss per diluted share and FFO per diluted share to account for the sale of five power centers. The revised estimates are as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO guidance	$ 1.80	$ 1.85
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(3.20)	(3.20)
Gain on sale of discontinued operations	0.36	0.36
Net loss attributable to PREIT	$ (1.04)	$ (0.99)

Conference Call Information

Management has scheduled a conference call for 3:00 p.m. Eastern Time today, to review the Company’s third quarter results, market trends, and future outlook. To listen to the call, please dial (877) 941-2068 (domestic) or (480) 629-9712 (international), at least five minutes before the scheduled start time, and provide conference ID number 4375896. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through November 18, 2010 at (877) 870-5176 (domestic) or (858) 384-5517 (international), (Replay reservation number: 4375896). The online archive of the Internet broadcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls. Currently, the Company’s portfolio consists of 49 properties, including 38 shopping malls, eight strip and power centers, and three development properties. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The operating retail properties have approximately 33 million total square feet of space. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis.

FFO is a commonly used measure of operating performance and profitability in the real estate industry and we use FFO and FFO per diluted share and operating partnership unit as supplemental non-GAAP measures to compare our Company’s performance to that of our industry peers. Similarly, FFO per diluted share and OP Unit is a measure that is useful because it reflects the dilutive impact of outstanding convertible securities. In addition, we use FFO and FFO per diluted share and OP Unit as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company.

FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from real estate revenue (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, interest and other income, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of discontinued operations, impairment losses, abandoned project costs, other expenses and gain on extinguishment of debt.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. Moreover, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: PREIT’s substantial debt and high leverage ratio; constraining leverage, interest and tangible net worth covenants under the 2010 Credit Facility, as well as capital application provisions and limits on PREIT’s ability to pay distributions on its common shares; PREIT’s ability to refinance its existing indebtedness when it matures on favorable terms, or at all; PREIT’s ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties, or through other actions; PREIT’s short- and long-term liquidity position; the effects on PREIT of dislocations and liquidity disruptions in the capital and credit markets; the current economic downturn and its effect on employment, consumer confidence and consumer spending; tenant business and solvency and leasing decisions and the value and potential impairment of PREIT’s properties; and PREIT’s ability to maintain and increase property occupancy, sales and rental rates, including at recently redeveloped properties. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2009. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial tables to follow]

**    Quarterly supplemental financial and operating    **

**    information will be available on www.preit.com    **

Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEETS
	September 30, 2010	December 31, 2009
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,404,454	$3,459,745
Construction in progress	157,885	215,231
Land held for development	17,021	9,337

Total investments in real estate	3,579,360	3,684,313
Accumulated depreciation	(707,963)	(623,309)

Net investments in real estate	2,871,397	3,061,004
INVESTMENTS IN PARTNERSHIPS, at equity:	27,661	32,694
OTHER ASSETS:
Cash and cash equivalents	43,711	74,243
Tenant and other receivables (net of allowance for doubtful accounts of $22,494 and $19,981 at September 30, 2010 and December 31, 2009, respectively)	34,832	55,303
Intangible assets (net of accumulated amortization of $175,027 and $198,984 at September 30, 2010 and December 31, 2009, respectively)	19,536	38,978
Deferred costs and other assets, net	96,724	84,358

Total assets	$3,093,861	$3,346,580

LIABILITIES:
Mortgage loans (including debt premium of $1,859 and $2,744 at September 30, 2010
and December 31, 2009, respectively)	$1,749,622	$1,777,121
Exchangeable notes (net of debt discount of $3,282 and $4,664 at September 30, 2010
and December 31, 2009, respectively)	133,618	132,236
Revolving Facilities	-	486,000
Term Loans	347,200	170,000
Tenants' deposits and deferred rent	15,468	13,170
Distributions in excess of partnership investments	43,893	48,771
Accrued construction expenses	1,063	11,778
Fair value of derivative liabilities	33,289	14,610
Accrued expenses and other liabilities	57,826	58,090

Total liabilities	2,381,979	2,711,776
EQUITY:	711,882	634,804

Total liabilities and equity	$3,093,861	$3,346,580

Pennsylvania Real Estate Investment Trust

Selected Financial Data

FUNDS FROM OPERATIONS	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
(In thousands, except per share amounts)
Net loss	$(3,672)	$(10,119)	$(45,824)	$(25,860)
Adjustments:
Gains on sales of interests of operating real estate	-	-	-	(923)
Gains on sales of discontinued operations	(19,151)	(3,398)	(19,151)	(3,398)
Depreciation and amortization:
Wholly owned and consolidated partnerships(a)	41,331	39,758	121,518	116,312
Unconsolidated partnerships(a)	2,020	1,983	6,581	6,056
Discontinued operations	1,306	1,567	3,907	4,732

FUNDS FROM OPERATIONS(b)	$21,834	$29,791	$67,031	$96,919

Accelerated amortization of deferred financing costs	1,394	-	3,652	-
Impairment of assets	-	-	-	70
Gain on extinguishment of debt	-	(4,167)	-	(13,971)

FUNDS FROM OPERATIONS AS ADJUSTED	$23,228	$25,624	$70,683	$83,018

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$0.38	$0.67	$1.28	$2.29

Accelerated amortization of deferred financing costs	0.03	-	0.07	-
Impairment of assets	-	-	-	-
Gain on extinguishment of debt	-	(0.09)	-	(0.33)

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED	$0.41	$0.58	$1.35	$1.96

Weighted average number of shares outstanding	54,200	42,195	49,435	40,144
Weighted average effect of full conversion of OP Units	2,329	2,329	2,329	2,248
Effect of common share equivalents	528	-	407	-

Total weighted average shares outstanding, including OP Units	57,057	44,524	52,171	42,392

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b)	Includes the non-cash effect of straight-line rents of $315 and $465 for the third quarter 2010 and 2009, respectively and $1,194 and $1,228 for the nine months ended September 30, 2010 and 2009, respectively.

STATEMENTS OF OPERATIONS	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$71,842	$70,926	$214,696	$211,515
Expense reimbursements	33,571	33,291	99,980	100,125
Percentage rent	767	918	2,292	2,378
Lease termination revenue	370	300	2,551	1,636
Other real estate revenue	3,301	3,270	9,762	9,982
Interest and other income	2,804	862	4,130	2,092

Total revenue	112,655	109,567	333,411	327,728

EXPENSES:
Operating expenses:
CAM and real estate tax	(35,683)	(34,304)	(107,183)	(101,285)
Utilities	(7,587)	(6,769)	(20,053)	(18,561)
Other operating expenses	(6,926)	(6,760)	(19,063)	(19,156)

Total operating expenses	(50,196)	(47,833)	(146,299)	(139,002)

Depreciation and amortization	(41,673)	(40,240)	(122,677)	(117,951)
Other expenses:
General and administrative expenses	(8,958)	(9,583)	(28,261)	(28,436)
Impairment of assets	-	-	-	(70)
Abandoned project costs, income taxes and other expenses	(558)	(200)	(1,012)	(598)

Total other expenses	(9,516)	(9,783)	(29,273)	(29,104)

Interest expense, net	(36,384)	(32,961)	(108,588)	(97,774)
Gain on extinguishment of debt	-	4,167	-	13,971

Total expenses	(137,769)	(126,650)	(406,837)	(369,860)

Loss before equity in income of partnerships and discontinued operations	(25,114)	(17,083)	(73,426)	(42,132)
Equity in income of partnerships	1,855	2,355	6,894	7,531
Gains on sales of real estate	-	-	-	1,654

Loss from continuing operations	(23,259)	(14,728)	(66,532)	(32,947)
Operating results from discontinued operations	436	1,211	1,557	3,689
Gains on sales of discontinued operations	19,151	3,398	19,151	3,398

Income from discontinued operations	19,587	4,609	20,708	7,087
Net loss	(3,672)	(10,119)	(45,824)	(25,860)
Less: Net loss attributed to noncontrolling interest	87	477	1,928	1,215

Net loss attributable to Pennsylvania Real Estate Investment Trust	(3,585)	(9,642)	(43,896)	(24,645)

Basic loss per share
Loss from continuing operations	$(0.42)	$(0.34)	$(1.30)	$(0.80)
Income from discontinued operations	0.35	0.11	0.40	0.17

	$(0.07)	$(0.23)	$(0.90)	$(0.63)

Diluted loss per share - Pennsylvania Real Estate Investment Trust(1)
Loss from continuing operations	$(0.42)	$(0.34)	$(1.30)	$(0.80)
Income from discontinued operations	0.35	0.11	0.40	0.17

	$(0.07)	$(0.23)	$(0.90)	$(0.63)

Weighted average number of shares outstanding for diluted EPS	54,200	42,195	49,435	40,144

(1)	For the three and nine months ended September 30, 2010 and 2009, respectively, there are net losses, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

Pennsylvania Real Estate Investment Trust

Selected Financial Data

NET OPERATING INCOME	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
(In thousands)
Net loss	$(3,672)	$(10,119)	$(45,824)	$(25,860)
Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	41,673	40,240	122,677	117,951
Unconsolidated partnerships	2,020	1,983	6,581	6,056
Discontinued operations	1,306	1,567	3,907	4,732
Interest expense, net
Wholly owned and consolidated partnerships	36,384	32,961	108,588	97,774
Unconsolidated partnerships	2,566	1,918	6,002	5,448
Discontinued operations	674	628	1,926	1,572
Other expenses	9,516	9,783	29,273	29,104
Gains on sales of interests in real estate	-	-	-	(1,654)
Gains on sales of discontinued operations	(19,151)	(3,398)	(19,151)	(3,398)
Gain on extinguishment of debt	-	(4,167)	-	(13,971)
Interest and other income	(2,804)	(862)	(4,130)	(2,092)

Net operating income	$68,512	$70,534	$209,849	$215,662

Same store retail properties	$65,967	$66,977	$202,043	$205,123
Non-same store properties	2,545	3,557	7,806	10,539

Net operating income	$68,512	$70,534	$209,849	$215,662

EQUITY IN INCOME OF PARTNERSHIPS	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
(In thousands)
Gross revenue from real estate	$18,519	$18,210	$56,593	$55,400

Expenses:
Operating expenses	(5,665)	(5,746)	(17,722)	(17,460)
Mortgage interest expense	(5,162)	(3,867)	(12,105)	(10,991)
Depreciation and amortization	(3,947)	(3,863)	(11,884)	(11,603)

Total expenses	(14,774)	(13,476)	(41,711)	(40,054)

Net income from real estate	3,745	4,734	14,882	15,346
Partners' share	(1,859)	(2,350)	(7,401)	(7,630)

Company's share	1,886	2,384	7,481	7,716
Amortization of excess investment	(31)	(29)	(587)	(185)

EQUITY IN INCOME OF PARTNERSHIPS	$1,855	$2,355	$6,894	$7,531

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